LAIDLAW INTERNATIONAL, INC.

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned officers and/or directors of Laidlaw International, Inc. (the "Company") hereby constitute and appoint Douglas A. Carty and Beth Byster Corvino, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transaction in securities of the Company pursuant to the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                   Executed as of this 8th day of July, 2004.



        /s/ Kevin E. Benson                        /s/ John F. Chlebowski
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          Kevin E. Benson                            John F. Chlebowski


    /s/ James H. Dickerson, Jr.                    /s/ Lawrence M. Nagin
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      James H. Dickerson, Jr.                        Lawrence M. Nagin


      /s/ Richard P. Randazzo                       /s/ Douglas A. Carty
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        Richard P. Randazzo                           Douglas A. Carty


        /s/ Peter E. Stangl                          /s/ Maria A. Sastre
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          Peter E. Stangl                              Maria A. Sastre


    /s/ Carroll R. Wetzel, Jr.                     /s/ Beth Byster Corvino
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      Carroll R. Wetzel, Jr.                         Beth Byster Corvino


      /s/ Jeffrey A. McDougle                      /s/ Jeffrey W. Sanders
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        Jeffrey A. McDougle                          Jeffrey W. Sanders